UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 20, 2013

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Information Concerning Executive Compensation

On June 20, 2013, the Compensation Committee of Leucadia National Corporation (the “Company”) approved annual base salary increases effective January 1, 2013 for each of Thomas E. Mara, Executive Vice President of the Company, and Joseph A. Orlando, Vice President and Chief Financial Officer of the Company.  The Compensation Committee also approved an annual base salary increase for Justin R. Wheeler, Vice President and Chief Operating Officer of the Company, pursuant to the employment agreement described below.  Each executive’s annual base salary was increased to $500,000.

Justin R. Wheeler Employment Agreement

In connection with the relocation of Justin R. Wheeler to New York, the Company entered into an employment agreement dated June 24, 2013 with Mr. Wheeler for his continued at will employment with the Company as Chief Operating Officer. Pursuant to the employment agreement, Mr. Wheeler will receive an annual base salary of $500,000, retroactive to January 1, 2013, and a discretionary cash bonus of no less than $1,500,000 for 2013 and 2014. In addition, Mr. Wheeler will receive relocation benefits of up to $250,000 for relocating to New York. The employment agreement provides that management of the Company will recommend to the Compensation Committee that Mr. Wheeler receive a grant of 100,000 shares of the Company’s restricted stock, vesting 25% on each anniversary of the grant date. The grant of such restricted stock is subject to, among other things, shareholder approval of the amended and restated Incentive Plan at the Company’s upcoming Annual Meeting of Shareholders. If shareholders do not approve the amended and restated Incentive Plan or if the Compensation Committee does not approve the grant, Mr. Wheeler will receive a payment equal to the value of 25,000 common shares of the Company on each of June 24, 2014, 2015, 2016 and 2017; such shares will be valued at the closing price of a common share on each of June 24, 2013, 2014, 2015 and 2016, respectively, provided that Mr. Wheeler remains employed by the Company on each vesting date. If the Company terminates Mr. Wheeler without Cause (as defined in the employment agreement), the restricted stock (or cash payments if the Compensation Committee does not approve the grant of restricted stock) that remains unvested (or unpaid) as of the date Mr. Wheeler’s employment terminates will not be forfeited but will continue to vest (or be paid, as applicable), subject to certain conditions.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 24, 2013, between Leucadia National Corporation and Justin R. Wheeler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
		Name:	Joseph A. Orlando
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 24, 2013, between Leucadia National Corporation and Justin R. Wheeler.

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